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               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                     SEQUA CORPORATION
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................





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T H E     B A N K     O F     N E W     Y O R K
NEW YORK'S FIRST BANK - FOUNDED 1784 BY ALEXANDER HAMILTON

                                          101 BARCLAY STREET, NEW YORK, NY 10286

April 8, 1999

Dear Class B Common Stockholder,

Due to a clerical error in our printing process, the recent proxy material mailing to you for Sequa Corporation contains an incorrect statement on the proxy card admission ticket attached to your voting card.

This statement incorrectly indicated that the share breakdown printed on your admission ticket represents the number of votes that you are entitled to, rather than the number of shares that you own. The information printed is the number of shares that you own for each class of stock. Your Class B Common Stock is entitled to ten votes per share.

The Bank of New York's computers will record your vote correctly; however, if you have already returned your proxy card and wish to change your vote because of this information, please contact The Bank of New York at 1-800-524-4458, and a new proxy card will be mailed to you.

Please accept our apologies for this error and any inconvenience that it has caused.

THE BANK OF NEW YORK


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